Exhibit 99.1

February 22, 2006 Roth Capital Partners18th Annual Growth Stock Conference

Safe harbor statement This presentation contains various "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, including unit growth, future capital expenditures, and other operating information. A number of factors could, either individually or in combination, cause actual results to differ materially from those included in the forward-looking statements, including changes in consumer preferences, fluctuations in commodity prices, availability of employees, changes in the economy, trend cycles in the industry, and in consumer disposable income, competition, availability of locations, weather conditions in areas in which we and our franchisees operate, acceptance of our concepts, changes in governmental laws and regulations, ability to complete construction and obtain governmental permits on a reasonably timely basis and other factors that we cannot presently foresee.

Company Overview • Leader in high-end Asian dining • Four distinct brands and 72 units in operation • An additional 22 Benihana teppanyaki restaurants are franchised • Under-penetrated concepts relative to brand recognition •Restaurant sales -$238 Million (TTM) • Cash Flow from Operations $29,700 (TTM)

Corporate History •1964 -First Benihana opens in Manhattan•1983 -IPO of Common shares •1987 -2,000,000 share Class A offering•1995 -Acquired 17 teppan units from Benihana of Tokyo•1997 -Acquisition of Rudy’s Restaurant Group•1999 -Completed Haru acquisition•2001 -1,000,000 share Class A secondary offering•2002 -Completed RA Sushi acquisition

Current concept portfolio • Benihana of Tokyo, the original, venerable teppanyakirestaurant • Haru, an upscale, urban-centric sushi chain located in Manhattan •RA Sushi Bar, a chain of vibrant and hip sushi restaurants ®®®

Locations

About Benihana •Unique theatrical concept proven over 41 years • 56 owned, 22 franchised • Family friendly, value oriented •Average check $25.00•TTM sales $187mm -78% of total • Average unit volume $3.4 million • Continued popularity -Q3’06 comps 5.1%

Benihana -Design Initiative • Reduce building cost and size (inside 7,000 sq ft) • Maximize efficiencies between BOH and FOH • Improve backdrop to emphasize natural theater presentation • Increase privacy between tables • Create a variety of dining options & zones • Implement a design that could adapt to renovations • Improve ROI

Prototype elevation

Sushi Bar & Lounge

Theatrical Table presentation

Prototype layout

Benihana -Unit Level Economics18.2% Fully capitalized ROI (including leases at 8X) 20.5% Cash ROI $3,700,000 Investment to open (1)18.3% Restaurant Operating profit margin $759,000 Restaurant level cash flow$3,380,000Revenue7,800 sq ft Average sq. ft.(1)Includes $400K for opening costs, initial inventories, uniforms

About Haru • Acquired two unit chain 1999, added five units • Higher priced, sophisticated, urban concept • Six units in Manhattan, seventh in Philadelphia • Average check $29.05 • TTM sales $26.5 million -11% of total • Average Unit Volume -$4.1 million • Take out/delivery component 40% of sales•Q3’06 comps +1.7%

Haru Contemporary Japanese fusion Sake Large portions

Haru Contemporary Japanese fusion Sake Large portions

Contemporary Japanese fusion Sake Large portions Haru

Haru -Unit level economics 22.9% Fully capitalized ROI (including leases at 8X) 28.8% Cash ROI $3,900,000 Investment to open (1) 21.1% Restaurant Operating profit margin $1,124,000 Restaurant level cash flow $4,139,000 Revenue5,000 sq ft Average sq. ft.(1) Includes $400K for opening costs, initial inventories, uniforms

•Benihana’s true growth concept • Acquired in 2002 -suitable for suburban markets • Eight units located in Metro Phoenix, San Diego, Las Vegas, Tucson and Chicago in strip and life-style mall locations • Average check $20.40 • TTM sales $22.6 million -9% of total • Average unit volume -$2.8 million • Alcohol represents 33% of unit sales•Q3’06 comps 35.5%®About RA Sushi

RA Sushi Youth oriented Edgy Vibrant Hip

®RA Sushi Youth oriented Edgy Vibrant Hip

RA Sushi Youth oriented Edgy Vibrant Hip

RA Sushi -Unit level economics 23.0% Fully capitalized ROI (including leases) 31.8% Cash ROI $2,100,000 Investment to open (1) 19.0% Restaurant Operating profit margin $661,000 Restaurant level cash flow $2,832,000 Revenue4,500 sq ft Average sq. ft.(1) Includes $325K for opening costs, initial inventories, uniforms

Overall Growth Objectives • Capitalize on legendary Benihana brand • Refine prototype & build two units annually • Renovate 20+ older units to new prototype design • Explore franchise options • Strategically expand Haru in major urban centers • Build four to six new RA Sushi restaurants annually • Evaluate complimentary Asian concepts • Target annual comp sales increases of 4%-5%•Generate earnings growth of 10% to 20% annually

Announced Development • Benihana: • Coral Gables, Florida -March 2006•Miramar, Florida -June 2006 • RA Sushi Bar & Restaurants: • Houston, Texas -March 2006 • Glenview, Illinois -April 2006 • Palm Beach Gardens, Florida -April 2006 • Torrance, CA -October 2006 • Corona, CA -October 2006 • Tustin, California -January 2007 • Huntington Beach, California -November 2007 • Lombard, Illinois -June 2008

Financials

Restaurant Sales & Royalties $0 $50,000,000 $100,000,000 $150,000,000 $200,000,000 $250,000,000 2002 2003 2004 2005 2005 Q3-YTD 2006 Q3-YTD Fran Rev Doraku RA Haru Benihana

Corporate history 30 35 40 45 50 55 60 65 70 75 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 UnitsUnit Growth

Quarterly Comp Growth -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 2004 Q1 2004 Q3 2004 YTD-Q4 2005 Q2 2005 Q4 2006 Q1 2006 Q3

Unit economics Benihana Haru RA Sushi Average Unit Volume $3.380 $4,139 $2,832 Ebitdar 924 1,309 856 Cash Investment 3,700 3,900 2,100All-in investment 5,200 6,100 3,800 Return on investment 18.2% 22.9% 23.0% Return on cash investment 20.5% 28.8% 31.8%

Selected financial information Three year summary $0.77 $0.98 $0.99 EPS 7,820 8,972 9,269 Net Income $218,331 $202,963 $189,244 Revenue2005 2004 2003

Equity as of 1-1-06 • Consists of two classes • Class A Common • Trades Nasdaq BNHNA • issued and outstanding 6,529,164 shares • Common • Trades NasdaqBNHN • issued and outstanding -2,844,453 shares

Capitalization as of 1-1-06 •Mezzanine and Equity -$134,500,000 •Debt -Wachovia -$6,700,000 •Wachovia debt encompassing a revolver ($15 Million) and a Term Loan ($6.7 Million) •$13 Million available •Libor based rate, priced based upon leverage ratio (presently Libor +1%) •Preferred Stock (Mezzanine) -$19 Million •Convertible at $19 per Common share

Investment Highlights •Leader in Asian dining •Targeting diverse and distinct market segments•Core Benihana restaurants providing growth foundation •Remaining brands exhibit solid economics and add significant new unit potential •Improving balance sheet & structure •Experienced management